UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 23, 2004 (March 19, 2004)

Date of Report (Date of earliest event reported)

Revlon, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11178	13-3662955
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
237 Park Avenue New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)

(212) 527-4000

(Registrant's telephone number, including area code)

None

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

On March 22, 2004, Revlon, Inc. ("Revlon") issued a press release announcing the expiration, as of 5:00 p.m. New York City time, on March 19, 2004, and the results of its offer (the "Exchange Offers") to exchange any and all outstanding 8 1/8% Senior Notes due 2006, 9% Senior Notes due 2006 and 8 5/8% Senior Subordinated Notes due 2008 issued by Revlon Consumer Products Corporation and guaranteed by Revlon pursuant to an Offering Circular dated February 20, 2004. The press release announcing the expiration and the results of the Exchange Offers is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release, dated March 22, 2004, announcing the expiration and the results of the Exchange Offers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON, INC.
By: /s/ Robert K. Kretzman
Robert K. Kretzman Executive Vice President, General Counsel and Chief Legal Officer

Date: March 23, 2004

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release, dated March 22, 2004, announcing the expiration and the results of the Exchange Offers.